Exhibit 10.1
Amendment No.3, Consent and Waiver
to and under
Credit Agreement
          This Amendment No.3, Consent and Waiver, dated as of September 21, 2006 (this “Amendment”), to and under the Credit Agreement, dated as of March 20, 2006 (as amended, including by this Amendment, the “Credit Agreement”), among Affiliated Computer Services, Inc., a Delaware corporation (the “Company”), ACS Commercial Solutions, Inc., a Nevada corporation, ACS Education Services, Inc., a Delaware corporation, ACS Enterprise Solutions, Inc., a Delaware corporation, ACS HR Solutions, LLC, a Pennsylvania limited liability company, ACS Outsourcing Solutions, Inc., a Michigan corporation, ACS State & Local Solutions, Inc., a New York corporation, ACS State Healthcare, LLC, a Delaware limited liability company, ACS TradeOne Marketing, Inc., a Delaware corporation, Buck Consultants, LLC, a Delaware limited liability company, ACS Worldwide Lending Limited, a limited company organized under the laws of England and Wales, and each other Subsidiary Borrower party thereto from time to time, the Lenders and Issuers party thereto from time to time, and Citicorp USA, Inc. (“Citicorp”), as administrative agent (in such capacity, the “Administrative Agent”). Unless otherwise specified herein, all capitalized terms used in this Amendment shall have the meanings ascribed to them in the Credit Agreement.
W I T N E S S E T H
          WHEREAS, in connection with the investigation relating to the Company’s historical stock option practices prior to the Effective Date (as defined below) as disclosed in the Company’s press release dated August 7, 2006 (the “Options Matter”), the Company has requested a waiver of certain covenants under the Credit Agreement and certain amendments to the Credit Agreement as herein set forth;
          WHEREAS, the Company, each of the Lenders signatory to an acknowledgment and consent, in the form set forth as Exhibit A (an “Acknowledgment and Consent”), and the Administrative Agent have agreed to such waiver and amendments on the terms and subject to the conditions herein provided.
          NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
          SECTION 1. Consent and Waiver.
          (a) As of the Effective Date, the Administrative Agent and each Lender signatory to an Acknowledgment and Consent hereby (i) consent to (A) the delivery of the Financial Statements required by Section 6.1(a) (Quarterly Reports) and the related Compliance Certificate required by Section 6.1(c) (Compliance Certificate) for the Fiscal Quarter ended June 30, 2006 and the Fiscal Quarter ending on September 30, 2006, on or prior to December 31, 2006, and (B) the delivery of the Financial Statements and related accountant’s report required by Section 6.1(b) (Annual Reports) and the related Compliance Certificate required by Section 6.1(c) (Compliance Certificate) for the Fiscal Year ended June 30, 2006, on or prior to December 31, 2006 and (ii) waive any Default or Event of

Default (x) arising from the Company’s failure to comply with Section 6.1(a) (Quarterly Reports), Section 6.1(b) (Annual Reports) or Section 6.1(c) (Compliance Certificate) (all such financial statements, reports and certificates being the “Delayed Reports”); provided that, in each case, the failure to deliver each of the Delayed Reports within the applicable time period provided by the Credit Agreement shall have resulted directly or indirectly from the Options Matter.
          (b) The Administrative Agent and each Lender signatory to an Acknowledgment and Consent hereby waive any Default or Event of Default under Section 9.1(c) (Events of Default) solely to the extent that the representation or warranties made or deemed to have been made pursuant to Section 4.4(a) (Financial Statements), Section 4.9 (Full Disclosure), Section 6.1(a) (Quarterly Reports) or Section 6.1(e) (Business Plan) shall prove to have been incorrect when made or deemed to have been made as a result of a restatement, adjustment or other modification of the Financial Statements delivered to the Administrative Agent prior to the Effective Date; provided that such restatement, adjustment or other modification shall have resulted directly or indirectly from the Options Matter.
          (c) The Administrative Agent and each Lender signatory to an Acknowledgment and Consent hereby waive any Default or Event of Default under Section 9.1(e) (Events of Default), arising from the Company’s or any other Group Member’s failure to comply with similar reporting covenants under any other Indebtedness (including any requirement to file any report with the SEC or to furnish such report to the holders of such Indebtedness) (collectively, “Similar Reporting Covenants”); provided that (i) such failure to comply shall have resulted directly or indirectly from the Options Matter and (ii) the Company and/or such other Group Member, as applicable, shall have delivered all reports and all other statements required by each such Similar Reporting Covenant on or prior to December 31, 2006.
          (d) Except as expressly provided in clauses (a), (b) and (c) above, nothing contained in this Amendment shall be construed as a waiver of any Default or Event of Default under the Credit Agreement or any other Loan Document.
          (e) Notwithstanding the Applicable Margin with respect to Revolving Loans or Applicable Unused Commitment Fee Rate that would otherwise be in effect, from and after the Effective Date and through the earlier of (x) December 29, 2006 and (y) the date that any of the Delayed Reports have been delivered to the Administrative Agent in accordance with the requirements set forth in the Credit Agreement (as amended by this Amendment) (the “Modification Termination Date”), (i) “Applicable Margin” shall mean with respect to Revolving Loans maintained as (1) Base Rate Loans, a rate equal to 0.25% per annum and (2) Eurocurrency Rate Loans, a rate equal to 1.25% per annum and (ii) “Applicable Unused Commitment Fee Rate” shall mean 0.375% per annum. Commencing on the Modification Termination Date, “Applicable Margin” and “Applicable Unused Commitment Fee Rate” shall each revert to the definition set forth in the Credit Agreement without giving effect to this Section 1(e) and from and after the Modification Termination Date, this Amendment shall cease to be of further force and effect with respect to any Delayed Report that has been delivered.
          (f) Promptly, but in any event within 10 Business Days after delivery of the Financial Statements for the Fiscal Year ended June 30, 2006, the Company shall furnish to the Administrative Agent an update of the Projections delivered by it in accordance with Section 6.1(e) (Business Plan).

          SECTION 2. Amendments. Subject to the terms and conditions set forth herein, effective as of the Effective Date, the Credit Agreement (together with the Exhibits and Schedules thereto) is hereby amended as follows:
          (a) Section 1.1 (Defined Terms) of the Credit Agreement is hereby amended:
          (i) by inserting the following definitions among the existing definitions set forth in such Section in alphabetical order:
     “Local Time” means, with respect to any Borrowing, notices, determinations, fundings and payments under or in connection with (a) the Term Loan Facility or the Primary Revolving Credit Facility, New York time and (b) the Multicurrency Revolving Credit Facility, London time.
     “Target Date” means a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer System (TARGET) is operating.
          (ii) by deleting the definitions of “Business Day” and “Dollar Equivalent” in their entirety and replacing them, respectively, with the following:
     “Business Day” means a day of the year on which banks are not required or authorized to close in New York City and, if the applicable Business Day relates to notices, determinations, fundings and payments in connection with (a) the Eurocurrency Rate or any Eurocurrency Rate Loans, a day on which dealings in Dollar deposits are also carried on in the London interbank market, (b) the Multicurrency Revolving Credit Facility, such day that is also a day of the year on which banks are not required to or authorized to close in London, (c) a Borrowing denominated in Euros, such day that is also a Target Date and (c) a Borrowing denominated in Available Currency other than Dollars or Euros, such day that is also a day of the year on which banks are not required or authorized to close in the principal financial center of such Available Currency.
     “Dollar Equivalent” of any amount means, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount, (b) if such amount is expressed in an Available Currency, the equivalent of such amount in Dollars determined by using the rate of exchange quoted by Citibank in New York, New York at 11:00 a.m. (Local Time) or, if such amount is determined under or in connection with the Multicurrency Revolving Credit Facility, Citibank in London, at 11:00 a.m. (Local Time), on the date of determination (or, if such date is not a Business Day, the last Business Day prior thereto) to prime banks in New York, or London, as applicable, for the spot purchase in the New York, or London, as applicable, foreign exchange market of such amount of Dollars with such Available Currency and (c) if such amount is denominated in any other currency, the equivalent of such amount in Dollars as determined by the Administrative Agent using any method of determination it deems appropriate.
          (b) A new Section 1.5(h) (Certain Terms) is hereby inserted immediately after Section 1.5(g) to read as follows:
               (h) All references in this Agreement to “New York time” shall be deemed to make reference to the applicable Local Time.

     (c) Section 2.13(b) (Payments and Computations) is hereby deleted in its entirety and replaced with the following:
               (b) All computations of interest and of fees shall be made by the Administrative Agent on the basis of a year of, in the case of Eurocurrency Rate Loans, 360 days (or, if it is so determined by the Administrative Agent, in the case of Eurocurrency Rate Loans under the Multicurrency Revolving Credit Facility, 365 days) and, in the case of Base Rate Loans, 365 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest and fees are payable. Each determination by the Administrative Agent of a rate of interest hereunder shall be conclusive and binding for all purposes, absent manifest error.
     (d) Section 4.13(b) (Use of Proceeds) is hereby deleted in its entirety and replaced with the following:
               (b) The proceeds of the Revolving Loans and the Letters of Credit are being used by each Revolving Credit Borrower (and, to the extent distributed to them by such Borrower, each Group Member) solely (i) to refinance all Indebtedness and other obligations outstanding under the Existing Credit Agreement, (ii) for the payment of transaction costs, fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby, (iii) for working capital and general corporate purposes for itself or any of its Subsidiaries and (iv) to finance Permitted Acquisitions; provided, however, that the Revolving Credit Borrowers may use the Revolving Loans from time to time to make payments permitted under Section 8.5(e) (Restricted Payments) and to pay costs, fees and expenses incurred in connection therewith, in each case, to the extent, before and after giving effect to all such payments on any date, (A) the aggregate principal amount of all such Revolving Loans outstanding at any time used to make payments permitted under Section 8.5(e) shall not exceed $350,000,000 (or at any time prior to or on December 31, 2006, $500,000,000), (B) the aggregate principal amount of all such Revolving Loans outstanding at any time used to make payments permitted under Section 8.5(e)(i) shall not exceed $350,000,000 and (C) the sum of (1) the Available Credit and (2) the aggregate amount of cash and Cash Equivalents (free and clear of all Liens other than Customary Permitted Liens and Liens in favor of the Administrative Agent for the benefit of the Secured Parties) in excess of $50,000,000 included in the Consolidated balance sheet of the Group Members as of such date shall not be less than $300,000,000 (or at any time prior to or on December 31, 2006, $200,000,000).
     (e) Section 11.8(a)(iv) (Notices, Etc.) is hereby deleted in its entirety and replaced with the following:
               (iv) if to the Administrative Agent or the Dollar Swing Lender:
Citicorp USA, Inc.
388 Greenwich Street, 21st Floor
New York, New York 10013
Attention: James M. Walsh
Telecopy no: (212) 816-8112
E-Mail Address: james.m.walsh@citigroup.com

with a copy to:
Citibank International PLC.
Citigroup Centre, Fifth Floor
25 Canada Square, Canary Wharf
London E14 5LB
Attention: Loans Agency
Telecopy no: 44 208 636 3824
E-Mail Address: jane.horner@citigroup.com
with a copy to:
Weil, Gotshal & Manges, LLP
767 Fifth Avenue,
New York, New York 10153-0119
Attention: Daniel S. Dokos, Esq.
Telecopy no: (212) 310-8007
E-Mail Address: daniel.dokos@weil.com
     (f) As permitted by the proviso to Section 11.1(a) (Amendments, Waivers, Etc.) of the Credit Agreement with respect to the curing of any ambiguity, omission, defect or inconsistency, the Administrative Agent and the Company hereby consent to the following modifications to Section 6.1. (Financial Statements), each such modification effective as of the Closing Date:
     (i) Section 6.1(a) (Quarterly Reports) shall be modified to read as follows:
               (a) Quarterly Reports. Within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, financial information regarding the Group Members consisting of Consolidated unaudited balance sheets as of the close of such quarter and the related statements of income and cash flow for such quarter and that portion of the Fiscal Year ending as of the close of such quarter, setting forth in comparative form the figures for the corresponding period in the prior year, in each case certified by a Responsible Officer of the Company as fairly presenting the Consolidated financial position of the Group Members as at the dates indicated and the results of their operations and cash flow for the periods indicated in accordance with GAAP (subject to the absence of footnote disclosure and normal year-end adjustments).
     (ii) Section 6.1(g) (Intercompany Loan Balances) shall be modified to read as follows:
     (g) Intercompany Loan Balances. Together with each delivery of any Financial Statement pursuant to clause (a) or (b) above, a summary of the outstanding balance of all intercompany Indebtedness as of the last day of the Fiscal Quarter covered by such Financial Statement, certified by a Responsible Officer of the Company.
          SECTION 3. Conditions to Effectiveness. This Amendment shall become effective as of September 28, 2006 (the “Effective Date”) upon the satisfaction of each of the following conditions precedent:

          (a) the Administrative Agent shall have received counterparts of this Amendment executed by each Borrower and the Administrative Agent;
          (b) the Administrative Agent shall have received an Acknowledgment and Consent duly executed by each Lender constituting the Requisite Lenders;
          (c) (i) The Lenders shall have received payment of all fees as required by Section 4 hereof and (ii) the Administrative Agent shall have received payment of all fees, costs and expenses, including, without limitation, all fees, costs and expenses of the Administrative Agent (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent) in connection with this Amendment, the Credit Agreement and each other Loan Document, as required by Section 5 hereof.
          SECTION 4. Fees. As consideration for the execution of this Amendment, the Company, on behalf of each Borrower, agrees to pay to the Administrative Agent, for the account of each Lender from which the Administrative Agent shall have received (by facsimile or otherwise) an executed Acknowledgment and Consent with respect to this Amendment by 5 p.m. (New York time) on September 21, 2006, a fee equal to 0.1% of the sum of (A) such Lender’s Revolving Credit Commitment then in effect and (B) the principal amount of such Lender’s Term Loans then outstanding.
          SECTION 5. Costs and Expenses. As provided in Section 11.3(a) (Costs and Expenses) of the Credit Agreement, each Borrower jointly and severally agrees to reimburse the Administrative Agent for all reasonable fees, costs and expenses, including the reasonable fees, costs and expenses of counsel or other advisors for advice, assistance or other representation in connection with this Amendment, to the extent invoiced to the Borrowers no less than one Business Day prior to the Effective Date.
          SECTION 6. Construction with the Loan Documents.
          (a) On and after this Amendment becoming effective in accordance with Section 3, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Loan Documents to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended or otherwise modified hereby, and this Amendment and the Credit Agreement shall be read together and construed as a single instrument. The table of contents, signature pages and list of Exhibits and Schedules of the Credit Agreement shall be deemed modified to reflect the changes made by this Amendment.
          (b) Except as expressly amended or otherwise modified hereby, all of the terms and provisions of the Credit Agreement and all other Loan Documents are and shall remain in full force and effect and are hereby ratified and confirmed, including the respective guarantees and security interests granted pursuant to the respective Loan Documents.
          (c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Lenders, the Issuers or the Agents under any of the Loan Documents, nor constitute a waiver or amendment of any provision of any of the Loan Documents or for any purpose except as expressly set forth herein.
          (d) This Amendment is a Loan Document.

          (e) This Amendment shall not extinguish or otherwise constitute a novation of the Obligations outstanding under the Credit Agreement or discharge or release the Lien or priority of any Loan Document or any other security therefor or any guarantee thereof. The Credit Agreement and each of the other Loan Documents shall remain in full force and effect, except as modified hereby or thereby in connection herewith or therewith.
          SECTION 7. Representations And Warranties. Each Borrower hereby represents and warrants, on and as of the date hereof, both prior and after giving effect to this Amendment, that (i) it has taken all necessary actions to authorize the execution, delivery, and performance of this Amendment, (ii) this Amendment has been duly executed and delivered by such Borrower, (iii) this Amendment is the legal, valid and binding obligation of such Borrower, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles, (iv) each of the representations and warranties made by it in the Credit Agreement, as amended hereby, and the other Loan Documents, shall be true and correct in all material respects (other than representations and warranties in any such Loan Document which expressly speak as of an earlier date, which shall have been true and correct in all material respects as of such earlier date) and (v) no Default or Event of Default has occurred and is continuing (other than any Default or Event of Default expressly waived by Section 1(a), (b) or (c) of this Amendment).
          SECTION 8. Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.
          SECTION 9. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed counterpart by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment.
          SECTION 10. Integration. This Amendment, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.
[Signature pages follow]

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

Affiliated Computer Services, Inc.,
ACS Commercial Solutions, Inc.,
ACS Education Services, Inc.,
ACS Enterprise Solutions, Inc.,
ACS HR Solutions, LLC,
ACS Outsourcing Solutions, Inc.,
ACS State & Local Solutions, Inc.,
ACS State Healthcare, LLC,
ACS TradeOne Marketing, Inc.,
      as Borrowers

By:	/s/ Nancy P. Vineyard
	Name:	Nancy P. Vineyard
	Title:	Treasurer

ACS Worldwide Lending Limited, as Borrower

By:	/s/ Nancy P. Vineyard
	Name:	Nancy P. Vineyard
	Title:	Treasurer

Buck Consultants, LLC, as Borrower
By:	/s/ Gary Stephen
	Name:	Gary Stephen
	Title:	Treasurer

Citicorp USA, Inc., as Administrative Agent
By:	/s/ John Judge
	Name:	John Judge
	Title:	Vice President

Exhibit A to
Amendment No. 3, Consent and Waiver
to and under Credit Agreement
Acknowledgement And Consent

To:	Citicorp USA, Inc., as Administrative Agent 338 Greenwich Street, 21st Floor New York, New York 10013 Attention: James M. Walsh

Re:	Affiliated Computer Services, Inc. — Amendment No.3, Consent and Waiver
          Reference is made to the Credit Agreement, dated as of March 20, 2006 (as amended), among Affiliated Computer Services, Inc., a Delaware corporation (the “Company”), ACS Commercial Solutions, Inc., a Nevada corporation, ACS Education Services, Inc., a Delaware corporation, ACS Enterprise Solutions, Inc., a Delaware corporation, ACS HR Solutions, LLC, a Pennsylvania limited liability company, ACS Outsourcing Solutions, Inc., a Michigan corporation, ACS State & Local Solutions, Inc., a New York corporation, ACS State Healthcare, LLC, a Delaware limited liability company, ACS TradeOne Marketing, Inc., a Delaware corporation, Buck Consultants, LLC, a Delaware limited liability company, ACS Worldwide Lending Limited, a limited company organized under the laws of England and Wales, and each other Subsidiary Borrower party thereto from time to time, the Lenders and Issuers party thereto from time to time, and Citicorp USA, Inc. (“Citicorp”), as administrative agent (in such capacity, the “Administrative Agent”). Unless otherwise specified herein, all capitalized terms used in this Acknowledgment and Consent shall have the meanings ascribed to such terms in the Credit Agreement.
          The Company has requested that the Lenders amend the Credit Agreement and consent to a waiver under the Credit Agreement on the terms described in Amendment No.3, Consent and Waiver to and under Credit Agreement (the “Amendment”), the form of which is attached hereto.
          Pursuant to Section 11.1(a) (Amendments, Waivers, Etc.) of the Credit Agreement, the undersigned Lender hereby consents to the terms of the Amendment and authorizes the Administrative Agent to execute and deliver the Amendment on its behalf.

Very truly yours,

[Name of Lender]

By:
Name:
Title:

Dated as of September __, 2006